UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 27, 2007

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

 Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2007, the shareholders of Aetna Inc. (the "Company") approved a proposal to amend Article 8 of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to provide for majority voting in uncontested elections of Directors, and the Company effected that amendment.  A proposal for that amendment was disclosed in the Company's definitive proxy statement that was filed with the Securities and Exchange Commission on March 19, 2007.  A restatement of the Articles of Incorporation, which includes the amendment referred to above but no other changes to the Articles of Incorporation, was effected on April 30, 2007, and is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On April 27, 2007, the Company also made a conforming change to Section 1.07 of the Company's Amended and Restated By-Laws (the "By-Laws") in connection with the amendment to the Articles of Incorporation referred to above.  A copy of the By-Laws as amended is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amended and Restated Articles of Incorporation of Aetna Inc. effective April 30, 2007
99.2	Amended and Restated By-Laws of Aetna Inc. effective April 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.

Date: May 2, 2007	By:	/s/ Ronald M. Olejniczak
Name: Ronald M. Olejniczak
Title: Vice President and Controller

Exhibit Number	Description

Exhibit 99.1	Amended and Restated Articles of Incorporation of Aetna Inc. effective April 30, 2007
Exhibit 99.2	Amended and Restated By-Laws of Aetna Inc. effective April 27, 2007